UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
Instil Bio, Inc.
_____________________________
(Name of Registrant as Specified In Its Charter)
_____________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

The Definitive Proxy Statement of Instil Bio, Inc. (the “Company”) that was filed with the Securities and Exchange Commission on April 24, 2023 inadvertently omitted Appendix A, which is a copy of the form of Certificate of Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split, included for stockholder approval as Proposal 2 in the Definitive Proxy Statement. This Amended Definitive Proxy Statement is identical to the original filed on April 24, 2023, with the addition of the Form of Certificate of Amendment to the Company’s Certificate of Incorporation included as Appendix A.

3963 Maple Avenue, Suite 350
Dallas, Texas 75219
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 14, 2023
Dear Stockholder:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of INSTIL BIO, INC., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, June 14, 2023 at 12:00 p.m., Central Time at our corporate headquarters located at 3963 Maple Avenue, Suite 350, Dallas, Texas 75219 for the following purposes:
1.To elect the Board’s nominees, George Matcham and Neil Gibson, as Class II directors to hold office until the 2026 Annual Meeting of Stockholders.
2.To approve a series of alternate amendments to the Company’s Certificate of Incorporation to effect, at the option of the Board, a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from one-for-ten (1:10) to one-for-thirty (1:30), inclusive, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board prior to the date of the 2024 Annual Meeting of Stockholders.
3.To ratify the selection by the Audit Committee of the board of directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023.
4.To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 17, 2023 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be
Held on June 14, 2023 at 12:00 p.m., Central Time.
The proxy statement and annual report to stockholders
are available at http://www.proxyvote.com.

By Order of the board of directors,
/s/ Sandeep Laumas, M.D.
Sandeep Laumas, M.D.
Chief Financial Officer and Chief Business Officer
Dallas, TX
April 24, 2023

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

INSTIL BIO, INC.
3963 Maple Avenue, Suite 350
Dallas, Texas 75219
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
June 14, 2023
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the board of directors (the “Board”) of Instil Bio, Inc. (the “Company” or “Instil Bio”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 28, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 17, 2023 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 130,079,097 shares of common stock outstanding and entitled to vote. Whether or not you attend the Annual Meeting, it is important that you vote your shares.

Stockholder of Record: Shares Registered in Your Name

If on April 17, 2023 your shares were registered directly in your name with Instil Bio’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote during the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or through the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 17, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the Annual Meeting. Further instructions will be provided to you as part of the registration process.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Wednesday, June 14, 2023 at 12:00 p.m., Central Time, at our corporate headquarters located at 3963 Maple Avenue, Suite 350, Dallas, Texas 75219. No cameras, recording equipment, large bags, briefcases or packages will be permitted in the Annual Meeting.

For admission to the Annual Meeting, you will need to provide valid government-issued photo identification (e.g., driver’s license or passport). You will also be required to provide proof of COVID-19 vaccination in order to attend the Annual Meeting. If on the Record Date your shares were held in an account at a brokerage firm, bank or other similar agent rather than in your name, you will also need to provide proof of beneficial ownership as of the Record Date (e.g., your most recent account statement reflecting your stock ownership as of the Record Date).

What are the health and safety protocols in place for the Annual Meeting?

Proof of COVID-19 vaccination is required in order to attend the Annual Meeting. If you do not bring evidence of your vaccination status, you will not be admitted to the Annual Meeting. Attendees are also asked to adhere to social distancing and masking requirements, as applicable, while attending the meeting and may be required to certify that they are not experiencing any symptoms commonly associated with COVID-19. The meeting will also follow any more stringent health and safety protocols that are required by applicable law at the time of the meeting. To protect the health and safety of all attendees, we reserve the right to refuse entry or require removal of any person, including a stockholder, from the premises or Annual Meeting area should that person refuse to follow the safeguards described above or should they exhibit symptoms commonly associated with COVID-19. We request that anyone who exhibits these types of symptoms or has been in contact with someone that has exhibited such symptoms within 14 days of the Annual Meeting not attempt to attend the Annual Meeting.
What am I voting on?
There are three matters scheduled for a vote:
•Election of two Class II directors (Proposal 1);
•Approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, at the option of the Board, a reverse stock split of the Company’s common stock at a reverse stock split ratio ranging from one-for-ten (1:10) to one-for-thirty (1:30), inclusive (the “Reverse Stock Split”), with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments, to be determined by the Board prior to the date of the 2024 Annual Meeting of Stockholders (Proposal 2); and
•Ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023 (Proposal 3).
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposal 2 and Proposal 3, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote during the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting even if you have already voted by proxy.
•To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•To vote using the proxy card prior to the meeting, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•To vote over the telephone prior to the meeting, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. To ensure your vote is counted, your telephone vote must be received by 11:59 p.m., Eastern Time on June 13, 2023.
•To vote through the internet prior to the meeting, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. To ensure your vote is counted, your internet vote must be received by 11:59 p.m., Eastern Time on June 13, 2023.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Instil Bio. To vote prior to the meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote during the Annual Meeting, you may be required to obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you held as of April 17, 2023.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or during the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two nominees for director; “For” the approval of a series of alternate amendments to our Certificate of Incorporation to effect, at the option of the Board, a Reverse Stock Split at a ratio between one-for-ten (1:10) to one-for-thirty (1:30), inclusive, as determined by the Board in its sole discretion; and “For” the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. We have been advised by the NYSE that Proposal 1 is considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, we have been advised by the NYSE that Proposal 2 and Proposal 3 are considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2 and Proposal 3.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 3963 Maple Avenue, Suite 350, Dallas, Texas 75219.
•You may attend and vote at the Annual Meeting. Simply attending the meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank, or other agent, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s Annual Meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2023, to 3963 Maple Avenue, Suite 350, Dallas, Texas 75219. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2024 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between February 15, 2024 and March 16, 2024. Your notice to the Corporate Secretary must set forth information specified in our Amended and Restated Bylaws (our “Bylaws”), including your name and address and the class and number of shares of our stock that you beneficially own.
If you propose to bring business before an Annual Meeting of Stockholders other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before such Annual Meeting and the reasons for conducting that business at the Annual Meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.
For more information, and for more detailed requirements, please refer to our Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-40215), filed with the SEC on March 23, 2021.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide in their notice any additional information required by Rule 14a-19 under the Exchange Act.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to Proposal 1, votes “For” and “Withhold” and broker non-votes; and, with respect to Proposal 2 and Proposal 3, votes “For” and “Against” and abstentions. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. We do not expect broker non-votes on Proposal 2 or Proposal 3. Abstentions on Proposal 2 and Proposal 3 will be counted towards the vote totals for these proposals and will have the same effect as “Against” votes.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under the rules of the NYSE, the broker, bank, or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” We have been advised by the NYSE that Proposal 1 is considered to be “non-routine” under such rules and we therefore expect broker non-votes on this proposal. However, because we have been advised by the NYSE that Proposal 2 and Proposal 3 are considered “routine” under such rules, we do not expect broker non-votes on these proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

To be approved, Proposal 2, approval of a series of alternate amendments to the Company’s Certificate of Incorporation to effect, at the option of the Board, a Reverse Stock Split at a reverse stock split ratio ranging from one-for-ten (1:10) to one-for-thirty (1:30), inclusive, as determined by the Board in its sole discretion, must receive “For” votes from the holders of a majority of shares outstanding and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Since brokers have authority to vote on your behalf with respect to Proposal 2, we do not expect broker non-votes on this proposal.
To be approved, Proposal 3, ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Since brokers have authority to vote on your behalf with respect to Proposal 3, we do not expect broker non-votes on this proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the Record Date, there were 130,079,097 shares outstanding and entitled to vote. Thus, the holders of 65,039,549 shares must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
Will a list of record stockholders as of the Record Date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the meeting. In addition, for the ten days prior to the date of the annual meeting, the list will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders beginning June 4, 2023, and until the day before the Annual Meeting, stockholders should email ir@instilbio.com.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement, Form 10-K and annual report to stockholders are available at http://www.proxyvote.com.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board is divided into three classes, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has six members. There are two directors in the class whose term of office expires in 2023. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2026 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend each Annual Meeting of Stockholders. Last year, all of our directors, other than Dr. Gibson, attended the 2022 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Instil Bio. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
CLASS II NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2026 ANNUAL MEETING
The following is a brief biography, as of the date of this proxy statement, of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee of the Board to recommend that person as a nominee for director.
The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. To provide a mix of experience and perspective on the Board, the Committee also takes into account gender, age, and ethnic diversity. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that that nominee should continue to serve on the Board.
George Matcham, age 71
George Matcham, Ph.D. has served as a member of our Board since September 2018. He previously served in various roles for Celgene Corporation since 1988, most recently as Senior Vice President, CAR T CMC & Technology Development from August 2017 to June 2018 and Senior Vice President, Biologics Development and Manufacturing from May 2013 to August 2017, with responsibility for CAR T CMC & Manufacturing from September 2015. Dr. Matcham received his B.Sc. and Ph.D. in biochemistry from Cardiff University. Our Board believes that Dr. Matcham is qualified to serve as a director based upon his extensive experience in the biotechnology industry.

Neil Gibson, age 66
Neil Gibson, Ph.D. has served as a member of our Board since June 2020 and as our lead independent director since March 2021. Dr. Gibson most recently served as Senior Vice President of COI Pharmaceuticals, Inc., an accelerator company focused on the creation and development of unique drug discovery companies based on innovative and disruptive technologies, from October 2016 to December 2021. Previously, he served as President and Chief Executive Officer of Adanate from 2017 to November 2021 and President and Chief Executive Officer of PDI Therapeutics from 2017 to June 2020, both COI Pharmaceuticals, Inc. companies. Dr. Gibson has served on the board of TCR2, Shattuck Laboratories and Causeway Therapeutics since 2017 and Adanate since 2021 and previously served on the board of Cytosen Therapeutics from 2016 to 2019. Dr. Gibson earned his B.Sc. in Pharmacy from the University of Strathclyde and his Ph.D. from the University of Aston. Our Board believes that Dr. Gibson is qualified to serve as a director because of his extensive experience as an executive officer in the biopharmaceutical industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING
Gwendolyn Binder, age 48

Gwendolyn Binder, Ph.D. has served as a member of our Board since July 2020. Dr. Binder is President of Science and Technology at Cabaletta Bio, Inc., which she joined in February 2019. Dr. Binder previously served in various roles for Adaptimmune Therapeutics PLC from March 2011 to January 2019, most recently as Chief Technology Officer from March 2016 to January 2019 and Executive Vice President, Head of Translational Sciences from March 2011 to February 2016. Dr. Binder earned her B.A. from Wells College in biochemistry and molecular biology and studied viral immunology and translational research at the Johns Hopkins University in Baltimore, where she earned her Ph.D. in Cellular and Molecular Medicine in 2002. Our Board believes that Dr. Binder is qualified to serve as a director based upon her extensive experience in the biotechnology industry.
R. Kent McGaughy, Jr., age 51
R. Kent McGaughy, Jr. has served as a member of our Board since June 2020. He has served as a Partner of CPMG, Inc. since 2005. Mr. McGaughy has served on the board of directors of Apollo Endosurgery since January 2012 and Reata Pharmaceuticals Inc. since December 2004. He earned a B.A. from the University of Texas and an M.B.A. from Harvard Business School. Our Board believes that Mr. McGaughy is qualified to serve as a director based upon his extensive leadership as an investor in the medical technologies industry and his financial expertise.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING
Bronson Crouch, age 50
Bronson Crouch has served as our Chief Executive Officer and Chairman of our Board since November 2018. In addition to serving as our Chief Executive Officer and Chairman, Mr. Crouch has served as Founding Partner of Curative Ventures Management LLC since January 2014. Our Board believes that Mr. Crouch is qualified to serve as a director based on his extensive experience in venture capital and in the biotechnology industry.
Jack Nielsen, age 59

Jack Nielsen has served as a member of our Board since June 2020. He served as the Managing Director of Vivo Capital, LLC since August 2017, and was promoted as a Managing Partner in March 2021. Prior to joining Vivo

Capital, LLC, Mr. Nielsen worked within the Novo Holdings A/S organization and its venture activities since 2001 in several roles, most recently as a Senior Partner until February 2017. He has served on the boards of directors of Apollo Endosurgery from February 2012 to May 2017, Crinetics Pharmaceuticals, Inc. from February 2017 to November 2019, Merus N.V. from August 2015 to June 2017, ALX Oncology Holdings Inc. since February 2020, Aligos Therapeutics, Inc. since August 2018, IO Biotech, Inc. since January 2021, Harmony Biosciences Holdings, Inc. since September 2017, and Reata Pharmaceuticals Inc. since June 2006. Mr. Nielsen earned a master’s degree in management of technology from the Center for Technology, Economics and Management at the Technical University of Denmark and a M.Sc. in chemical engineering from the Technical University of Denmark. Our Board believes that Mr. Nielsen is qualified to serve as a director based upon his extensive industry experience, his experience as a venture capital investor and his board service for several companies in the biotechnology industry.
Board Diversity

Board Diversity Matrix as of April 17, 2023
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	3	—	2
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or LatinX	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	3	—	—
Two or more races or ethnicities	—	—	—	—
LGBTQ+	—
Did not disclose demographic background	2

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independence,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable Nasdaq listing standards: Gwendolyn Binder, Neil Gibson, George Matcham, R. Kent McGaughy, Jr. and Jack Nielsen. In making this determination, the Board concluded that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE
The Board is currently chaired by the President and Chief Executive Officer of the Company, Mr. Crouch. The Board has also appointed Dr. Gibson as lead independent director.
The Company believes that combining the positions of Chief Executive Officer and Board Chair helps to ensure that the Board and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Board Chair has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Board Chair provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive Officer/Board Chair is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as compared to a relatively less informed independent Board Chair.
The Board appointed Dr. Gibson as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Board Chair; the lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board meetings, preside over Board meetings in the absence of the Chair, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chair and the independent directors, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Board Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Company believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Board Chair.

ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key functions is informed oversight of Instil Bio’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of information security risk management. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. In addition, the entire Board receives reports from time to time regarding various enterprise risks facing the Company, and the applicable Board committees receive related reports with respect to the committees’ respective areas of oversight. The Board has delegated to the Board’s Chairman the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met 11 times during the last fiscal year. Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides the membership of each Board committee.

Name	Audit	Compensation	Nominating and Corporate Governance
Bronson Crouch
Gwendolyn Binder, Ph.D.		X	X
Neil Gibson, Ph.D.	X		X*
George Matcham, Ph.D.		X*
R. Kent McGaughy, Jr.	X*
Jack Nielsen	X	X

_____________________________
*Committee Chairperson
Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The principal duties and responsibilities of our Audit Committee include, among other things:
•selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•helping to ensure the independence and performance of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing our policies on risk assessment and risk management;
•reviewing related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm, at least annually, that describes its internal quality-control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law; and
•approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.
The Audit Committee is currently composed of three directors: Mr. McGaughy (chair), Mr. Nielsen and Dr. Gibson. The Audit Committee met five times during fiscal year 2022. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.instilbio.com.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).
The Board has also determined that Mr. McGaughy qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. McGaughy’s level of knowledge and experience based on a number of factors.
Report of the Audit Committee of the board of directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022, with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

R. Kent McGaughy, Chair
Jack Nielsen
Neil Gibson
*The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee of the Board acts on behalf of the Board to review, modify and oversee the Company’s compensation strategy, policies, plans and programs, including:
•reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of our executive officers and evaluating performance in light of these stated objectives;
•reviewing and approving the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our Chief Executive Officer and the other executive officers;
•reviewing and recommending to the Board for approval compensation arrangements for our directors; and
•overseeing administration of our equity compensation plans, bonus plans, benefit plans and other similar plan and programs.
The Compensation Committee is currently composed of three directors: Dr. Matcham (Chair), Dr. Binder and Mr. Nielsen. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met six times during fiscal year 2022. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.instilbio.com.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the compensation consultant engaged by the Compensation Committee. The Compensation Committee meets regularly in executive session. In addition, various members of management and other employees as well as outside advisors or consultants are frequently invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration six factors prescribed by the SEC and Nasdaq that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq referenced above, the Compensation Committee continued to engage Radford as its compensation consultant until subsequently engaging FW Cook in June 2022. Our Compensation Committee originally identified Radford based on Radford’s general reputation in the industry and similarly identified FW Cook based on FW Cook’s general reputation in the industry. The Compensation Committee requested that Radford:
•evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and
•assist the Compensation Committee in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.
As part of the engagement of Radford, the Compensation Committee directed Radford to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford, the Compensation Committee approved its recommendations.

The Compensation Committee requested that FW Cook:
•evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals;
•assist the Compensation Committee in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy; and
•assist the Compensation Committee in formulating strategies for retaining employees in light of the Company’s stock price relative to the exercise prices of outstanding options.
As part of the engagement of FW Cook, the Compensation Committee directed FW Cook to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. FW Cook ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with FW Cook, the Compensation Committee approved modified versions of its recommendations.
The Compensation Committee generally determines compensation for our executive officers during the first quarter of the year, including any adjustments to annual base salaries and approval of awards of annual performance bonuses and equity awards, as well as approval of new annual performance objectives for the coming year. In addition, at various meetings throughout the year the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires and other strategic compensation issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer when determining the compensation of the other executive officers. In the case of the Chief Executive Officer, the Compensation Committee evaluates his performance, which influences any adjustments the Committee approves to his compensation as well as awards to be granted. As part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials that it deems appropriate, including financial reports and projections, tax and accounting information, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with any criteria approved by the Board), reviewing and evaluating incumbent directors and the performance of the Board generally, making recommendations to the Board regarding the membership of the committees of the Board and developing and evaluating a set of corporate governance guidelines for the Company. The Nominating and Corporate Governance Committee is currently composed of two directors: Dr. Gibson (Chair) and Dr. Binder. Mr. Crouch served as a member of the Nominating and Corporate Governance Committee until March 4, 2022. All members of the Nominating and Corporate Governance Committee, except Mr. Crouch during his tenure on the committee, are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met three times during fiscal year 2022. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.instilbio.com.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers other factors when considering potential candidates, including expertise relevant to the Company’s current and planned operations in order to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having commitment to rigorously represent the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time as the Company’s needs change and evolve.
Board diversity and inclusion is critical to the Company’s success. Candidates for director nominees are also reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee may also consider diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate to maintain a balance of knowledge, experience and capability, given the current needs of the Board and the Company. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of the Company’s business, as well as members who have different skill sets and points of view on substantive matters pertaining to our business. Our nomination process and our Board’s approach to assessment and evaluation of our nominees support our commitment to diversity and inclusion.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful changes to the Board’s membership and identifies and considers qualities, skills and other director attributes that might enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that could impair the directors’ independence. The Nominating and Corporate Governance Committee also considers the results of the Board’s self-evaluation, which is conducted annually. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and other factors. The Nominating and Corporate Governance Committee then compiles a list of potential candidates, which may include recommendations from a professional search firm when deemed appropriate. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the needs of the Board. The Nominating and Corporate Governance Committee then meets to discuss and consider the candidates’ qualifications and selects a nominee for recommendation to the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates (including the minimum criteria set forth above) based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Instil Bio, Inc., Attention: Corporate Secretary, 3963 Maple Avenue, Suite 350, Dallas, Texas 75219, at least 90 days, but not more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting of Stockholders. Submissions must include the information required by our Bylaws, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board believes that stockholders should have an opportunity to send communications to the Board and has adopted a formal process by which stockholders may communicate with the Board or any of its members. Any stockholder wishing to communicate with the Board or an individual director may send a written communication to the Board or such director c/o Instil Bio, Inc., 3963 Maple Avenue, Suite 350, Dallas, Texas 75219, Attn: Corporate Secretary. Each communication must set forth: the name and address of the stockholder on whose behalf the communication is sent; and the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication. The Corporate Secretary will review each communication, and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.
The Secretary will review all such communications but may disregard any communication that he or she believes is not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Secretary will share the communication with the applicable director or directors.
CODE OF ETHICS
The Company has adopted the Instil Bio Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.instilbio.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.
HEDGING POLICY
Our Insider Trading and Window Period Policy prohibits our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales, transactions in put or call options, hedging transactions, using margin accounts, or other inherently speculative transactions involving our equity securities.

PROPOSAL 2

REVERSE STOCK SPLIT PROPOSAL

Our Board has adopted and is recommending that our stockholders approve a series of alternate amendments to our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Certificate of Incorporation, which we refer to as the Reverse Split Certificate of Amendment, is attached hereto as Appendix A.

We are proposing that our Board have the discretion to select the Reverse Stock Split ratio from within a range between and including one-for-ten (1:10) and one-for-thirty (1:30), rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “—Criteria to be Used for Determining Whether to Implement the Reverse Stock Split.” If the Board decides to implement a Reverse Stock Split, we will file the Reverse Split Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective when it is filed with the Secretary of State of the State of Delaware, or such later time as is chosen by the Board and set forth in the Reverse Split Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding common stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

We have chosen not propose an amendment to our Certificate of Incorporation that would implement a corresponding reduction in the total number of shares authorized to be issued under our Certificate of Incorporation in the event a Reverse Stock Split is implemented in order to ensure flexibility to finance our capital requirements through the sale of equity or convertible debt securities, although we have no current plans to issue additional securities.

Reasons for Reverse Stock Split

To maintain our listing on The Nasdaq Global Select Market. By potentially increasing our stock price, the Reverse Stock Split would reduce the risk that our common stock could be delisted from The Nasdaq Global Select Market. To continue our listing on The Nasdaq Global Select Market, we must comply with Nasdaq Marketplace Rules, which requirements include a minimum bid price of $1.00 per share. On January 24, 2023, we were notified by the Nasdaq Stock Market that we do not comply with the $1.00 minimum bid price requirement, as our common stock had traded below the $1.00 minimum bid price for 30 consecutive business days. We were automatically provided with a 180 calendar-day period, ending on July 24, 2023, within which to regain compliance. To regain compliance, our common stock must close at or above the $1.00 minimum bid price for at least 10 consecutive business days. If we do not regain compliance by July 24, 2023, we may be eligible for an additional 180 calendar-day compliance period if we elect to transfer to The Nasdaq Capital Market. To qualify, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of our intention to cure the bid price deficiency during the second compliance period. Our failure to regain compliance during this period could result in delisting.

The Board has considered the potential harm to us and our stockholders should Nasdaq delist our common stock from The Nasdaq Stock Market. Delisting could adversely affect the liquidity of our common stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.

The Board believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the $1.00 minimum bid requirement and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from The Nasdaq Stock Market by producing the immediate effect of increasing the bid price of our common stock.

To potentially improve the marketability and liquidity of our common stock. Our Board believes that the increased market price per share of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock.
•Stock Price Requirements: We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our common stock as their internal policies might discourage them from following or recommending companies with low stock prices.
•Stock Price Volatility: Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.
•Transaction Costs: Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining Whether to Implement Reverse Stock Split

In determining whether to implement the Reverse Stock Split and which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 2, our Board may consider, among other things, various factors, such as:
•the historical trading price and trading volume of our common stock;
•the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;
•the continued listing requirements for our common stock on The Nasdaq Stock Market;
•which Reverse Stock Split ratio would result in the least administrative cost to us; and
•prevailing general market and economic conditions.

The failure of our stockholders to approve this Proposal 2 could have serious, adverse effects on us and our stockholders. We could be delisted from The Nasdaq Stock Market because shares of our common stock may continue to trade below the requisite $1.00 per share bid price needed to maintain our listing. If The Nasdaq Stock Market delists our common stock, our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, our common stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and be avoided by retail and institutional investors, resulting in the impaired liquidity of our shares.
Certain Risks and Potential Disadvantages Associated with Reverse Stock Split

We cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with Nasdaq Marketplace Rules. The Board expects that the Reverse Stock Split will increase the market price of our common stock so that we may be able to regain and maintain compliance with the

Nasdaq $1.00 minimum bid price requirement. However, the effect of the Reverse Stock Split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per share price of our common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split, and the market price per post-Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. In addition, although we believe the Reverse Stock Split may enhance the desirability of our common stock to certain potential investors, we cannot assure you that, if implemented, our common stock will be more attractive to institutional and other long term investors. Even if we implement the Reverse Stock Split, the market price of our common stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our common stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post-Reverse Stock Split share of our common stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of total holders.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by a Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if a Reverse Stock Split is implemented, it will increase the number of our stockholders who own “odd lots” of fewer than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity of our common stock described above.

The effective increase in the authorized number of shares of our common stock as a result of the Reverse Stock Split could have anti-takeover implications. The implementation of a Reverse Stock Split will result in an effective increase in the authorized number of shares of our common stock relative to the number of shares outstanding, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 2 is approved and a Reverse Stock Split is implemented could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 2 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 2 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Principal Effects of Reverse Stock Split

After the effective date of any Reverse Stock Split that our Board elects to implement, each stockholder will own a reduced number of shares of common stock. However, any Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Instil Bio, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our common stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).

The principal effects of a Reverse Stock Split will be that:
•each ten to thirty shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;
•no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;
•based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
•the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.
The following table contains approximate information, based on share information as of April 17, 2023, relating to our outstanding common stock based on the proposed Reverse Stock Split ratios (without giving effect to the treatment of fractional shares), and information regarding our authorized shares:

Status	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding	Number of Shares of Common Stock Reserved for Future Issuance	Number of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	300,000,000	130,079,097	29,182,558	140,738,345
Post-Reverse Stock Split 1:10	300,000,000	13,007,910	2,918,256	284,073,834
Post-Reverse Stock Split 1:11	300,000,000	11,825,372	2,652,960	285,521,668
Post-Reverse Stock Split 1:12	300,000,000	10,839,925	2,431,880	286,728,195
Post-Reverse Stock Split 1:13	300,000,000	10,006,084	2,244,812	287,749,104
Post-Reverse Stock Split 1:14	300,000,000	9,291,364	2,084,468	288,624,168
Post-Reverse Stock Split 1:15	300,000,000	8,671,940	1,945,504	289,382,556
Post-Reverse Stock Split 1:16	300,000,000	8,129,944	1,823,910	290,046,146
Post-Reverse Stock Split 1:17	300,000,000	7,651,712	1,716,621	290,631,667
Post-Reverse Stock Split 1:18	300,000,000	7,226,617	1,621,253	291,152,130
Post-Reverse Stock Split 1:19	300,000,000	6,846,268	1,535,924	291,617,808
Post-Reverse Stock Split 1:20	300,000,000	6,503,955	1,459,128	292,036,917
Post-Reverse Stock Split 1:21	300,000,000	6,194,243	1,389,646	292,416,111
Post-Reverse Stock Split 1:22	300,000,000	5,912,686	1,326,480	292,760,834
Post-Reverse Stock Split 1:23	300,000,000	5,655,613	1,268,807	293,075,580
Post-Reverse Stock Split 1:24	300,000,000	5,419,962	1,215,940	293,364,098
Post-Reverse Stock Split 1:25	300,000,000	5,203,164	1,167,302	293,629,534
Post-Reverse Stock Split 1:26	300,000,000	5,003,042	1,122,406	293,874,552
Post-Reverse Stock Split 1:27	300,000,000	4,817,744	1,080,835	294,101,421

Post-Reverse Stock Split 1:28	300,000,000	4,645,682	1,042,234	294,312,084
Post-Reverse Stock Split 1:29	300,000,000	4,485,486	1,006,295	294,508,219
Post-Reverse Stock Split 1:30	300,000,000	4,335,970	972,752	294,691,278

After the effective date of any Reverse Stock Split that our Board elects to implement, our common stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. Our common stock would continue to be listed on The Nasdaq Global Select Market under the symbol “TIL” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Reverse Split Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Reverse Split Certificate of Amendment, which date we refer to in this Proposal 2 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 2.

Cash Payment In Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash (without interest) equal to such fraction multiplied by closing sales prices of the common stock on The Nasdaq Global Select Market on the effective date of the Reverse Split Effective Date. After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of the Record Date, there were 130,079,097 stockholders of record of our common stock, which number of record holders includes those holders who are deemed record holders for purposes of the Exchange Act. Upon stockholder approval of this Proposal 2, if our Board elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:10, then such stockholder would cease to be a stockholder of Instil Bio following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal 2 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will have their shares automatically exchanged by the transfer agent and will receive a transaction statement at their address of record indicating the number shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.000001 per share after any Reverse Stock Split. As a result, on the Reverse Split Effective Date, the stated capital on our balance sheet attributable to the common stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The per share common stock net income or loss and net book value would be increased because there would be fewer shares of common stock outstanding. The Reverse Stock Split would be reflected retroactively in our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of any Reverse Stock Split.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed alternate amendments to our Amended and Restated Certificate of Incorporation to allow for a Reverse Stock Split, and we will not independently provide the stockholders with any such right if any Reverse Stock Split is implemented.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following discussion is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of our common stock that hold such stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment), but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated thereunder, judicial authorities and administrative rulings and practices in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to holders that may be subject to special tax rules, including: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) mutual funds, regulated investment companies or real estate investment trusts; (vi) partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other flow-through entities for U.S. federal income tax purposes and their partners or owners; (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated risk reduction transaction; (x) persons who acquire shares of our common stock in connection with the exercise of employee stock options, employment or other performance of services; (xi) personal holding companies, foreign entities, nonresident alien individuals or U.S. expatriates; (xii) holders whose common stock constitutes qualified small business stock within the meaning of Section 1202 of the Code; (xiii) holders who hold their common stock through individual retirement or other tax-deferred accounts; or (xiv) holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. The following summary also does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), the tax consequences to holders of options, warrants or similar rights to acquire common stock, or any U.S. state or local or any foreign tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER’S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

•For purposes of the discussion below, a “U.S. Holder” is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof, or the District of Columbia;

•(3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes, and the remainder of this discussion assumes the Reverse Stock Split so qualifies. As a result, a U.S. Holder that receives solely a reduced number of shares of common stock generally should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of our common stock should equal the aggregate tax basis of its pre-Reverse Stock Split shares of our common stock, and such U.S. Holder’s holding period in the reduced number of shares of our common stock should include the holding period in the shares of our pre-Reverse Stock Split common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

No gain or loss will be recognized by the Company as a result of the proposed Reverse Stock Split.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split should be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by the Company, and generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the U.S. Holder’s tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for our pre-Reverse Stock Split common stock exceeded one year at the Effective Time. Long-term capital gains of individuals are generally subject to tax at reduced rates. There are limitations on the deductibility of capital losses under the Code. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the tax basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares of common stock received, if any, should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.

Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote on the matter will be required to approve this Proposal 2.

.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2020. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
Independent Registered Public Accounting Firm Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021 by Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

	Year Ended December 31,
	2022	2021
Audit Fees(1)	$718,942	$1,147,272
Audit-Related Fees(2)	75,000	—
Tax Fees(3)	—	26,250
All Other Fees(4)	1,865	1,865
Total Fees	$795,807	$1,175,387
___________________________
(1)    Audit fees consist of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2021 Audit Fees are $587,798 of fees billed in connection with our initial public offering.
(2)    Audit-related fees consist of fees billed for professional services provided in connection with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and that are not reported under Audit Fees.
(3)    Tax fees consist of fees for tax consultation services.
(4)    This category consists of fees for all other services that are not reported above.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

EXECUTIVE OFFICERS
Our executive officers, and their respective ages as of April 10, 2023, are as follows:

Name	Age	Position(s)
Bronson Crouch	50	Chief Executive Officer and Chairman
Sandeep Laumas, M.D.	55	Chief Financial Officer and Chief Business Officer
Sumita Ray(1)	49	Chief Legal, Compliance, and Administrative Officer
(1)    Ms. Ray will be separating from the Company effective May 9, 2023.

The biography of Mr. Crouch is set forth in “Proposal 1: Election of Directors” above.
Sandeep Laumas, M.D. has served as our Chief Financial Officer since February 2021 and our Chief Business Officer since June 2020. He served as a member of the board of directors of 9 Meters Biopharma, Inc. from May 2020 until June 2021 and previously served as the Executive Chairman from January 2014 to April 2020, including as the Chief Executive Officer from February 2019 to April 2020. Dr. Laumas has served as a member of the board of directors and chairman of the audit committee of BioXcel Therapeutics, Inc. since September 2017 and as a member of the board of directors of Unicycive Therapeutics, Inc. since 2018. Dr. Laumas received his A.B. in chemistry from Cornell University and M.D. from Albany Medical College, and he completed his medical internship at the Yale University School of Medicine.

Sumita Ray, J.D. has served as our Chief Legal, Compliance, and Administrative Officer since April 2022. Prior to joining us, Ms. Ray was the Chief Legal and Administrative officer of Calithera Biosciences. Ms. Ray currently serves as a member of the board of directors for Biomea Fusion, and serves on the Advisory Board of BioTrillion. Ms. Ray holds a J.D. from Temple University School of Law and a B.S. in Microbiology from the University of Arizona.

Key Employees

Mark Dudley, Ph.D. has served as our Chief Scientific Officer since October 2021. Prior to joining us, Dr. Dudley led early development of T cell therapies at Adaptimmune Therapeutics plc. Dr. Dudley received his B.S. in biology from the Massachusetts Institute of Technology and his Ph.D. in Biological Sciences from Stanford University.

Robert “Bob” Hawkins, M.B.B.S., Ph.D. has served as our Head of Research and Development since December 2022. Dr. Hawkins was founder and chief executive officer of Immetacyte Ltd., before its acquisition by Instil Bio in March 2020. He served as CEO of Immetacyte until the acquisition by Instil Bio in 2020 and became Chief Strategy Advisor. From 1998 to 2021, Dr. Hawkins was Cancer Research UK Professor of Medical Oncology at the University of Manchester and Christie Hospital. Dr. Hawkins obtained his Ph.D. under Sir Gregory Winter at the MRC Laboratory of Molecular Biology, Cambridge University (U.K.). Dr. Hawkins is a Fellow of the Royal College of Physicians (FRCP), holds an M.B.B.S. from University College London, and holds a B.A. in Mathematics from the University of Cambridge.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 10, 2023 by:

•each person or entity known by us to be beneficial owners of more than five percent of our common shares;
•each of our directors;
•each of our named executive officers; and
•all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options held by such person that are currently exercisable or will become exercisable within 60 days of April 10, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless noted otherwise, the address of all listed shareholders is c/o Instil Bio, Inc., 3963 Maple Avenue, Suite 350
Dallas, Texas 75219.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% or greater stockholders:
Curative Ventures V LLC(1)	40,380,072	31.0%
Vivo Capital Fund IX, L.P.(2)	12,486,787	9.6%
Entity associated with CPMG, Inc.(3)	8,218,467	6.3%
Named executive officers and directors:
Bronson Crouch(4)	47,845,102	35.4%
Sandeep Laumas, M.D.(5)	5,541,304	4.2%
Sumita Ray, J.D.(6)	115,104	*
Vijay Chiruvolu, Ph.D.(7)	—	*
Timothy L. Moore(8)	—	*
Gwendolyn Binder, Ph.D.(9)	79,555	*
Neil Gibson, Ph.D.(10)	67,555	*
George Matcham, Ph.D.(11)	829,555	*
R. Kent McGaughy, Jr.(12)	8,286,022	6.4%
Jack Nielsen(13)	12,554,342	9.6%
All current executive officers and directors as a group (8 persons)(14)	75,318,539	54.7%
_________________________
*Represents ownership of less than one percent.

(1)Based upon a Schedule 13D filed on April 5, 2021 by Curative Ventures V LLC (“CVV”), CV-Immetacyte Manager LP (“CV-Immetacyte Manager”), CV-Immetacyte Ultimate Manager LLC (“Ultimate Manager”), SB2A LP (“SB2A”), SB2A Management LLC (“SB2A Manager”) and Bronson Crouch, our Chief Executive Officer and Chairman. CVV, CV-Immetacyte Manager and Ultimate Manager share voting and dispositive power over 37,980,073 shares of common stock, and SB2A and SB2A Manager share voting and dispositive power over 40,380,072 shares of common stock. CV-Immetacyte Ultimate Manager LLC is the general partner of CV-Immetacyte Manager LP, the general partner of Curative Ventures V LLC. Bronson Crouch, our Chief Executive Officer and Chairman, is the manager of CV-

Immetacyte Ultimate Manager LLC and has shared voting and dispositive power with respect to the shares held by CVV. The business address for the entities referenced in this footnote is 3963 Maple Avenue Suite 390, Dallas, Texas 75219.
(2)Based upon a Schedule 13G filed with the SEC on April 1, 2021. The 12,486,787 shares of common stock are held of record by Vivo Capital Fund IX, L.P. Vivo Capital IX, LLC is the general partner of Vivo Capital Fund IX, L.P. Jack Nielsen, a member of our Board, is a managing member of Vivo Capital IX, LLC and may be deemed to share voting and dispositive power with respect to the shares beneficially owned by Vivo Capital Fund IX, L.P. The business address of the entities referenced in this footnote is 192 Lytton Ave. Palo Alto, CA 94301.

(3)Based upon a Schedule 13D filed with the SEC on April 1, 2021 by CPMG, Inc. and a Form 4 filed with the SEC on March 15, 2022 by R. Kent McGaughy, Jr. Consists of 8,218,467 shares of common stock held for the account of Ibisbill, LP, for which CPMG, Inc. is the general partner and investment manager. R. Kent McGaughy, Jr., a member of our Board, is the sole shareholder and managing director of CPMG, Inc. and may be deemed to share voting and investment power with respect to the shares beneficially owned by Ibisbill, LP. The business address of the entities referenced in this footnote is 2000 McKinney Ave, Suite 2125, Dallas, Texas 75201.
(4)Includes shares of common stock held by CVV and SB2A, as discussed in footnote 1, as well as 4,927,157 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 10, 2023.
(5)Includes 3,199,999 shares of common stock held by Bearing Circle Capital LLC and 2,341,305 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 10, 2023. Dr. Laumas is managing member of the Bearing Circle Capital LLC and may be deemed to have sole voting and investment power with respect to the shares held by Bearing Circle Capital LLC.
(6)Consists of 115,104 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 10, 2023.
(7)Dr. Chiruvolu separated as an employee effective September 2, 2022.
(8)Mr. Moore separated as an employee effective December 8, 2022.
(9)Consists of 79,555 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 10, 2023.
(10)Consists of 67,555 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 10, 2023.
(11)Includes 600,000 shares of common stock held by Matcham LLC and 67,555 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 10, 2023. Dr. Matcham is co-principal of Matcham LLC and may be deemed to have sole voting and investment power with respect to the shares held by Matcham LLC.
(12)Includes 67,555 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 10, 2023. Also includes shares held by Ibisbill, LP, as described in footnote 3 above.
(13)Includes 67,555 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 10, 2023. Also includes shares held by Vivo Capital Fund IX, L.P. Vivo, as described in footnote 2 above.
(14)Includes an aggregate of 7,733,341 shares of common stock issuable upon the exercise of options exercisable within 60 days of April 10, 2023.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system, a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except for an award of stock options to each of Vijay Chiruvolu, Gwendolyn Binder, George Matcham, Neil Gibson, Kent McGaughy Jr. and Jack Nielsen on May 20, 2022, which were inadvertently reported late on May 25, 2022.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2022, are:
•Bronson Crouch, our Chief Executive Officer and Chairman;
•Sandeep Laumas, M.D., our Chief Financial Officer and Chief Business Officer;
•Sumita Ray, J.D., our Chief Legal, Compliance and Administrative Officer;
•Vijay Chiruvolu, Ph.D., our former Chief Technical Officer; and
•Timothy L. Moore, our former Chief Operating Officer.
Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by and paid to our named executive officers with respect to the fiscal years ended December 31, 2022 and, if applicable, December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Bronson Crouch(3)	2022	633,631	—	4,219,650	20,475	18,261(4)	4,892,017
Chief Executive Officer and Chairman	2021	618,269	—	34,777,407	368,550	11,600	35,775,826
Sandeep Laumas(5)	2022	463,708	—	1,316,531	11,250	14,181(4)	1,805,670
Chief Financial Officer
Sumita Ray(5)	2022	332,917	—	2,367,335	—	109,828(6)	2,810,080
Chief Legal, Compliance and Administrative Officer
Vijay Chiruvolu(7)	2022	336,737	—	2,188,199	11,625	13,511(4)	2,550,072
Former Chief Technical Officer	2021	456,550	—	11,446,252	209,250	11,600	12,123,652
Timothy Moore(8)	2022	147,670	100,000(9)	2,710,050	—	441,576(10)	3,399,296
Former Chief Operating Officer
__________________________
(1)This column reflects the aggregate grant date fair value of option awards granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718, the basis for computing stock-based compensation in our financial statements. This calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by SEC rules. The assumptions we used in valuing options are described in note 9 “Stock-Based Compensation” to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)See “—Narrative to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below for a description of the material terms of the program pursuant to which this compensation was awarded.
(3)    Mr. Crouch is also a member of our Board, but did not receive any additional compensation in his capacity as a director.
(4)    Represents employer contributions to 401(k) plans. See “—Retirement Benefits and Other Compensation.”
(5)    Dr. Laumas and Ms. Ray were not named executive officers for the year ended December 31, 2021.
(6)    Represents $8,909 in employer contributions to 401(k) plans and $64,035 in employee relocation expenses and $36,884 in tax gross up amounts with respect to such employee relocation expenses. See “—Retirement Benefits and Other Compensation.”
(7)    Dr. Chiruvolu separated as an employee effective September 2, 2022. Dr. Chiruvolu was not a named executive officer for the year ended December 31, 2021.
(8)    Mr. Moore separated as an employee effective December 8, 2022. Mr. Moore was not a named executive officer for the year ended December 31, 2021.

(9)    Represents a signing and retention bonus awarded to Mr. Moore pursuant to his employment agreement. See “—Employment Agreements with our Named Executive Officers.”
(10)    Represents $8,319 in employer contributions to 401(k) plans and $433,257 in severance payments. See “—Retirement Benefits and Other Compensation” and “—Employment Agreements with our Named Executive Officers.”
Narrative to Summary Compensation Table
The Compensation Committee of our Board has historically determined our executives’ compensation, including the compensation of our named executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then approves the compensation of each executive officer without members of management present.
Annual Base Salary
The annual base salaries of our named executive officers are determined, approved and reviewed by our Compensation Committee. Annual base salaries are intended to provide a fixed component of compensation to our named executive officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our named executive officers have generally been set at levels necessary to attract and retain individuals with superior talent.
The following table sets forth the annual base salaries for our named executive officers for 2022:

Name	Base Salary ($)
Bronson Crouch	652,050
Sandeep Laumas, M.D.	465,750
Sumita Ray, J.D.	470,000
Vijay Chiruvolu, Ph.D.	481,275
Timothy L. Moore	565,000
In April 2023, the Board approved the following annual base salaries for each of our named executive officers, effective as of January 1, 2023:

Name	Base Salary ($)
Bronson Crouch	684,653
Sandeep Laumas, M.D.	489,038
Sumita Ray, J.D.	493,500
Non-Equity Incentive Plan Compensation

The Compensation Committee develops a performance-based bonus program annually. For 2022, the Compensation Committee determined that each named executive officer’s performance bonus should be based principally on contribution towards the achievement of corporate goals. Under the 2022 annual performance bonus program, each named executive officer was eligible to be considered for an annual performance bonus based on the percentage of attainment, as determined by the Compensation Committee, of the 2022 corporate goals that were previously approved by the Compensation Committee. The Compensation Committee retained the discretion to make adjustments to the calculated bonus amount based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance or other factors deemed appropriate by the Compensation Committee. Each named executive officer has a target bonus opportunity calculated as a percentage of his or her annual base salary and may earn more or less than the annual target amount based on the

Company’s achievement of the performance goals and the adjustments described above. For 2022, Mr. Crouch’s target bonus percentage was 65% of his annual base salary, and each of Dr. Laumas’s, Ms. Ray’s and Dr. Chiruvolu’s target bonus percentage was 50% of their annual base salaries. The Board determined that, after consideration of the Company’s performance against the 2022 corporate goals, including the failure to achieve a significant portion of the goals in light of the discontinuation of our ITIL-168 development program and shift in the Company’s strategy, among other factors, no bonus amounts would be payable to any employee in respect of 2022 performance.

Like the performance-based bonus program approved for 2022, the Compensation Committee developed a performance-based bonus program for 2021 and determined that the percentage of attainment of the target bonus for 2021 was 90% overall, resulting in a bonus of 58.5% of annual salary for Mr. Crouch and 45% of annual base salary for Dr. Chiruvolu, which amounts are reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation” for 2021. In addition to the 2022 corporate goals described above, the Board approved the opportunity for each executive officer to achieve up to the remaining 10% of the 2021 corporate goals based on patient dosing in our clinical trials of 1% per patient dosed. In 2022, each of Mr. Crouch, Dr. Laumas and Dr. Chiruvolu earned the amounts reflected in the column of the Summary Compensation Table above entitled “Non-Equity Incentive Plan Compensation” as a result of the first five patients being dosed in our ITIL-168 clinical trial.

Retention Bonuses

In February 2023, the Company entered into Retention Bonus Agreements (the “Retention Bonus Agreements”) with each of Mr. Crouch and Dr. Laumas. Pursuant to the Retention Bonus Agreements, the Company agreed to pay one-year retention bonuses to Mr. Crouch and Dr. Laumas in the amount of $423,832.50 and $232,875, respectively (each, a “Retention Bonus”). Pursuant to the terms of the Retention Bonus Agreements, each of Mr. Crouch and Dr. Laumas will earn his respective Retention Bonus if he remains employed with the Company in good standing through February 22, 2024. The Retention Bonuses are subject to repayment in the event that Mr. Crouch or Dr. Laumas resigns his employment without Good Reason (as defined in the Retention Bonus Agreements) or his employment is terminated for Cause (as defined in the Retention Bonus Agreements) at any time on or prior to February 22, 2024.
Equity-Based Awards
Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment and thereafter on an annual basis. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.
Prior to our initial public offering, we granted all equity awards pursuant to our Amended and Restated 2018 Stock Incentive Plan (the “2018 Plan”). Since the closing of our initial public offering, we grant all equity awards pursuant to our 2021 Equity Incentive Plan, as amended (the “2021 Equity Incentive Plan”).

Outstanding Equity Awards as of December 31, 2022
The following table sets forth certain information about outstanding equity awards granted to our named executive officers that were outstanding as of December 31, 2022.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
Bronson Crouch	8/29/2019	862,126	—	0.34	8/28/2029
	8/6/2020(3)	1,765,400	1,156,643	1.15	8/5/2030
	2/10/2021(4)	550,000	650,000	5.94	2/9/2031
	2/10/2021(5)	525,000	675,000	5.94	2/9/2031
	5/11/2021(6)	296,875	453,125	16.25	5/10/2031
	3/4/2022(7)	—	750,000	8.62	3/3/2032
Sandeep Laumas, M.D.	8/29/2019	790,000	—	0.34	8/28/2029
	8/29/2019	720,000	—	0.34	8/28/2029
	8/6/2020(3)	381,706	250,085	1.15	8/5/2030
	2/10/2021(4)	55,000	65,000	5.94	2/9/2031
	2/10/2021(5)	105,000	135,000	5.94	2/9/2031
	5/11/2021(6)	79,166	120,834	16.25	5/10/2031
	3/4/2022(7)	—	234,000	8.62	3/3/2032
Sumita Ray, J.D.	4/22/2022(4)	—	425,000	8.40	4/21/2032
Timothy L. Moore	9/6/2022(8)	—	750,000	5.30	9/5/2032
______________________

(1)All of the awards in this table granted prior to March 22, 2021 were granted under the 2018 Plan, and all awards in this table granted subsequent to March 22, 2021 were granted under the 2021 Equity Incentive Plan.
(2)All of the option awards listed in the table granted prior to March 22, 2021 were granted with a per share exercise price equal to or above the estimated fair value of our common stock on the date of grant, as determined in good faith by our Board. All of the option awards listed in the table granted after March 22, 2021 were granted with a per share exercise price equal the closing price of one share of our common stock on the date of grant.
(3)25% of the shares subject to this award vested on July 1, 2021, with the remaining shares vesting in substantially equal monthly installments over the three years thereafter, in each case subject to the named executive officer’s continued service through the applicable vesting date.
(4)25% of the shares subject to this award vest on the first anniversary of the grant date, with the remaining shares vesting in substantially equal monthly installments over the three years thereafter, in each case subject to the named executive officer’s continued service through the applicable vesting date.
(5)This award vests in substantially equal monthly installments over the four years following March 19, 2021, in each case subject to the named executive officer’s continued service through the applicable vesting date.
(6)This award vests in substantially equal monthly installments over the four years following the grant date, in each case subject to the named executive officer’s continued service through the applicable vesting date.
(7)25% of the shares subject to this award vested on March 4, 2023, with the remaining shares vesting in substantially equal monthly installments over the three years thereafter, in each case subject to the named executive officer’s continued service through the applicable vesting date.
(8)25% of the shares subject to this award vest on the first anniversary of the grant date, with the remaining shares vesting in substantially equal monthly installments over the three years thereafter, in each case subject to the named executive officer’s continued service through the applicable vesting date. Mr. Moore separated as an employee effective December 8, 2022, and accordingly no portion of this award will vest and become exercisable.

Retirement Benefits and Other Compensation

Our named executive officers were eligible to participate in our employee benefits, including health insurance and group life insurance benefits, on the same basis as our other employees. We maintain a retirement savings plan pursuant to Section 401(k) of the Code covering all eligible employees. We have elected to make non-elective contributions totaling to 3% of an eligible employee’s gross salary, subject to any applicable statutory limits imposed by the Internal Revenue Service. Each of our named executive officers received 3% non-elective contributions in 2022. We generally do not provide other perquisites or personal benefits except in limited circumstances. In 2022, we reimbursed Ms. Ray for $109,828 of expenses incurred, including tax gross up amounts, related to relocating to the Los Angeles, California metropolitan area where our offices are located.
Employment Agreements with our Named Executive Officers
Bronson Crouch

In June 2020, we entered into an amended and restated executive employment agreement with Mr. Crouch that was effective as of the closing of the first sale of our Series B convertible preferred stock, pursuant to which Mr. Crouch serves as our Chief Executive Officer and as an employee at-will. Under his amended and restated executive employment agreement, Mr. Crouch is entitled to an annual base salary, which annual base salary will be reviewed and may be adjusted by the Board on an annual basis. In April 2023, our Board approved an increase of Mr. Crouch’s annual base salary to $684,653. Additionally, Mr. Crouch is eligible to receive an annual performance bonus with a target equal to 65% of his then-current base salary, contingent upon satisfaction of applicable performance goals. Under Mr. Crouch’s amended and restated executive employment agreement, 100% of the unvested shares subject to all stock options vest immediately prior to the closing of a change in control as defined in the 2018 Plan.
Under Mr. Crouch’s amended and restated executive employment agreement, if he resigns for “good reason” or we terminate Mr. Crouch’s employment without “cause” not in connection with a change in control (each as defined in the amended and restated executive employment agreement, and excluding a termination on account of Mr. Crouch’s death or disability), Mr. Crouch shall be eligible to receive the following severance benefits:
•an amount equal to 18 months of his annual base salary;
•payment for health premiums until the earlier of (i) 18 months; (ii) the date he becomes eligible for substantially equivalent health benefits; or (iii) the date he ceases to be eligible for COBRA continuation coverage at the level existing on the termination date; and
•12 months of accelerated vesting of all outstanding unvested time-based equity awards.
Under Mr. Crouch’s amended and restated executive employment agreement, if he resigns for “good reason” or we terminate Mr. Crouch’s employment without “cause” within three months prior to or twelve months following the effective date of a change in control (each as defined in the amended and restated executive employment agreement, and excluding a termination on account of Mr. Crouch’s death or disability), Mr. Crouch shall be eligible to receive the following severance benefits:
•an amount equal to 18 months of his annual base salary;
•payment for health premiums until the earlier of (i) 18 months; (ii) the date he becomes eligible for substantially equivalent health benefits; or (iii) the date he ceases to be eligible for COBRA continuation coverage at the level existing on the termination date;
•an amount equal to 1.5 times his full target bonus for the calendar year in which his termination occurs which shall be equivalent to 97.5% of his then-current annual base salary; and

•effective as of the later of his change in control termination date or the effective date of the change in control, the vesting and exercisability of all outstanding unvested equity awards held by Mr. Crouch shall be accelerated in full.
As a condition to receiving the foregoing severance benefits, Mr. Crouch must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Mr. Crouch’s amended and restated employment agreement, if payments and benefits payable to Mr. Crouch in connection with a change in control are subject to Section 4999 of the Code, or the excise tax, then such payments and benefits will either be (i) reduced to an amount determined by us in good faith to be the maximum amount that may be provided to Mr. Crouch so that the excise tax does not apply or (ii) provided in full, such that Mr. Crouch receives the greater economic benefit notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Sandeep Laumas, M.D.

In June 2020, we entered into an amended and restated executive employment agreement with Dr. Laumas that was effective as of the closing of the first sale of our Series B convertible preferred stock pursuant to which Dr. Laumas serves as our Chief Business Officer and, as of his appointment in February 2021, our Chief Financial Officer and as an employee at-will. Under his amended and restated executive employment agreement, Dr. Laumas is entitled to an annual base salary, which base salary will be reviewed and may be adjusted by the Board on an annual basis. In April 2023, our Board approved an increase of Dr. Laumas’s annual base salary to $489,038. Additionally, Dr. Laumas is eligible to receive an annual performance bonus with a target equal to 50% of his then-current base salary, contingent upon satisfaction of individual performance goals.

Under Dr. Laumas’s amended and restated executive employment agreement, if he resigns for “good reason” or we terminate Dr. Laumas’s employment without “cause” not in connection with a change in control (each as defined in the amended and restated executive employment agreement, and excluding a termination on account of Dr. Laumas’s death or disability), Dr. Laumas shall be eligible to receive the following severance benefits:
•an amount equal to 12 months of his annual base salary;
•payment for health premiums until the earlier of (i) 12 months; (ii) the date he becomes eligible for substantially equivalent health benefits; or (iii) the date he ceases to be eligible for COBRA continuation coverage at the level existing on the termination date; and
•6 months of accelerated vesting of all outstanding unvested time-based equity awards.

Under Dr. Laumas’s amended and restated executive employment agreement, if he resigns for “good reason” or we terminate Dr. Laumas’s employment without “cause” within three months prior to or twelve months following the effective date of a change in control (each as defined in the amended and restated executive employment agreement, and excluding a termination on account of Dr. Laumas’s death or disability), Dr. Laumas shall be eligible to receive the following severance benefits:
•an amount equal to 12 months of his annual base salary;
•payment for health premiums until the earlier of (i) 12 months; (ii) the date he becomes eligible for substantially equivalent health benefits; or (iii) the date he ceases to be eligible for COBRA continuation coverage at the level existing on the termination date;
•an amount equal to his full target bonus for the calendar year in which his termination occurs (which shall be equivalent to 50% of his then-current base salary); and

•effective as of the later of his change in control termination date or the effective date of the change in control, the vesting and exercisability of all outstanding unvested equity awards held by Dr. Laumas shall be accelerated in full.

As a condition to receiving the foregoing severance benefits, Dr. Laumas must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Dr. Laumas’s amended and restated employment agreement, if payments and benefits payable to Dr. Laumas in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will either be reduced to an amount determined by us in good faith to be the maximum amount that may be provided to Dr. Laumas so that the Section 4999 excise tax does not apply or provided in full, such that Dr. Laumas receives the greater economic benefit notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Sumita Ray, J.D.

In April 2022, we entered into an employment agreement with Ms. Ray, pursuant to which Ms. Ray serves as our Chief Legal, Compliance and Administrative Officer and as an employee at-will. Under her employment agreement, Mr. Ray is entitled to an annual base salary, which annual base salary will be reviewed and may be adjusted by the Board or the Compensation Committee on an annual basis. In April 2023, our Board approved an increase of Ms. Ray’s annual base salary to $493,500. Additionally, Ms. Ray is eligible to receive an annual performance bonus with a target equal to 50% of her then-current annual base salary, contingent upon satisfaction of individual performance goals.

Under Ms. Ray’s employment agreement, if she resigns for “good reason” or we terminate Ms. Ray’s employment without “cause” not in connection with a change in control (each as defined in the employment agreement, and excluding a termination on account of Ms. Ray’s death or disability), Ms. Ray shall be eligible to receive the following severance benefits:
•an amount equal to 12 months of her annual base salary;
•payment for health premiums until the earlier of (i) 12 months; (ii) the date she becomes eligible for substantially equivalent health benefits; or (iii) the date she ceases to be eligible for COBRA continuation coverage at the level existing on the termination date; and
•6 months of accelerated vesting of all outstanding unvested time-based equity awards.
Under Ms. Ray’s employment agreement, if she resigns for “good reason” or we terminate Ms. Ray’s employment without “cause” within three months prior to or twelve months following the effective date of a change in control (each as defined in the employment agreement, and excluding a termination on account of Ms. Ray’s death or disability), Ms. Ray shall be eligible to receive the following severance benefits:
•an amount equal to 12 months of her annual base salary;
•payment for health premiums until the earlier of (i) 12 months; (ii) the date she becomes eligible for substantially equivalent health benefits; or (iii) the date she ceases to be eligible for COBRA continuation coverage at the level existing on the termination date;
•an amount equal to her full target bonus for the calendar year in which her termination occurs (which shall be equivalent to 50% of her then-current annual base salary); and
•effective as of the later of her change in control termination date or the effective date of the change in control, the vesting and exercisability of all outstanding unvested equity awards held by Ms. Ray shall be accelerated in full.
As a condition to receiving the foregoing severance benefits, Ms. Ray must sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in her possession, comply with her post-termination obligations, and resign from any positions held with us.

Under Ms. Ray’s employment agreement, if payments and benefits payable to Ms. Ray in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will either be (i) reduced to an amount determined by us in good faith to be the maximum amount that may be provided to Ms. Ray so that the excise tax does not apply or (ii) provided in full, such that Ms. Ray receives the greater economic benefit notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Separation Agreement with Sumita Ray, J.D.

In April 2023, we entered into a separation agreement with Ms. Ray, pursuant to which she will separate from the Company on May 9, 2023. Under the separation agreement, Ms. Ray will receive:
•an amount equal to 12 months of her annual base salary;
•accelerated vesting of the number of options that would have satisfied the time-based vesting conditions assuming Ms. Ray had remained in service for six months following the separation date and an extension of the post-termination exercise period of Ms. Ray’s options to one year following the separation date;
•payment for health premiums until the earlier of (i) 12 months; (ii) the date she becomes eligible for substantially equivalent health benefits; or (iii) the date she ceases to be eligible for COBRA continuation coverage at the level existing on the termination date; and
•reimburse her up to $50,000 for the relocation and related expenses incurred by her pursuant to Section 2.5 of her employment agreement upon presentation of receipts reflecting such expenses.

The separation agreement includes a general release, and Ms. Ray must return all company property and confidential information in her possession and comply with her post-termination obligations as a condition to receiving the foregoing severance benefits.

Vijay Chiruvolu, Ph.D.

In June 2020, we entered into an executive employment agreement with Dr. Chiruvolu that was effective as of the closing of the first sale of our Series B convertible preferred stock, pursuant to which Dr. Chiruvolu served as our Chief Technical Officer and as an employee at-will until his separation in September 2022. Under his executive employment agreement, Dr. Chiruvolu was entitled to an annual base salary, which annual base salary was subject to annual review and adjustment by the Board, and a signing and retention bonus in the amount of $100,000. In March 2022, our Board approved an increase of Dr. Chiruvolu’s annual base salary to $481,275. Additionally, Dr. Chiruvolu was eligible to receive an annual performance bonus with a target equal to 50% of his then-current annual base salary, contingent upon satisfaction of individual performance goals.

Under Dr. Chiruvolu’s executive employment agreement, upon his resignation for “good reason” or our termination of Dr. Chiruvolu’s employment without “cause” not in connection with a change in control (each as defined in the executive employment agreement, and excluding a termination on account of Dr. Chiruvolu’s death or disability), Dr. Chiruvolu was eligible to receive the following severance benefits:
•an amount equal to 12 months of his annual base salary;
•payment for health premiums until the earlier of (i) 12 months; (ii) the date he becomes eligible for substantially equivalent health benefits; or (iii) the date he ceases to be eligible for COBRA continuation coverage at the level existing on the termination date; and
•6 months of accelerated vesting of all outstanding unvested time-based equity awards.
Under Dr. Chiruvolu’s executive employment agreement, upon his resignation for “good reason” or our termination of Dr. Chiruvolu’s employment without “cause” within three months prior to or twelve months following the effective date of a change in control (each as defined in the executive employment agreement, and excluding a termination on account of Dr. Chiruvolu’s death or disability), Dr. Chiruvolu was eligible to receive the following severance benefits:
•an amount equal to 12 months of his annual base salary;

•payment for health premiums until the earlier of (i) 12 months; (ii) the date he becomes eligible for substantially equivalent health benefits; or (iii) the date he ceases to be eligible for COBRA continuation coverage at the level existing on the termination date;
•an amount equal to his full target bonus for the calendar year in which his termination occurs (which shall be equivalent to 50% of his then-current annual base salary); and
•effective as of the later of his change in control termination date or the effective date of the change in control, the vesting and exercisability of all outstanding unvested equity awards held by Dr. Chiruvolu shall be accelerated in full.
As a condition to receiving the foregoing severance benefits, Dr. Chiruvolu would have been required to sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in his possession, comply with his post-termination obligations, and resign from any positions held with us.

Under Dr. Chiruvolu’s employment agreement, if payments and benefits payable to Dr. Chiruvolu in connection with a change in control would have been subject to Section 4999 of the Code, then such payments and benefits would either be (i) reduced to an amount determined by us in good faith to be the maximum amount that could be provided to Dr. Chiruvolu so that the excise tax would not apply or (ii) provided in full, such that Dr. Chiruvolu would receive the greater economic benefit notwithstanding that some or all of the payment or benefit may be subject to excise tax.

Timothy L. Moore

In September 2022, we entered into an employment agreement with Mr. Moore, pursuant to which Mr. Moore served as our Chief Operating Officer and as an employee at-will until his separation in December 2022. Under his employment agreement, Mr. Moore was entitled to an annual base salary of $470,000, which annual base salary was subject to annual review and adjustment by the Board or the Compensation Committee, and a signing and retention bonus in the amount of $100,000. Additionally, Mr. Moore was eligible to receive an annual performance bonus with a target equal to 50% of her then-current annual base salary, contingent upon satisfaction of individual performance goals.

Under Mr. Moore’s employment agreement, upon his resignation for “good reason” or our termination of Mr. Moore’s employment without “cause” not in connection with a change in control (each as defined in the employment agreement, and excluding a termination on account of Mr. Moore’s death or disability), Mr. Moore was eligible to receive the following severance benefits:
•an amount equal to 12 months of his annual base salary;
•payment for health premiums until the earlier of (i) 12 months; (ii) the date he becomes eligible for substantially equivalent health benefits; or (iii) the date he ceases to be eligible for COBRA continuation coverage at the level existing on the termination date; and
•6 months of accelerated vesting of all outstanding unvested time-based equity awards.
Under Mr. Moore’s employment agreement, upon his resignation for “good reason” or our termination of Mr. Moore’s employment without “cause” within three months prior to or twelve months following the effective date of a change in control (each as defined in the employment agreement, and excluding a termination on account of Mr. Moore’s death or disability), Mr. Moore was be eligible to receive the following severance benefits:
•an amount equal to 12 months of his annual base salary;
•payment for health premiums until the earlier of (i) 12 months; (ii) the date he becomes eligible for substantially equivalent health benefits; or (iii) the date he ceases to be eligible for COBRA continuation coverage at the level existing on the termination date;
•an amount equal to his full target bonus for the calendar year in which his termination occurs (which shall be equivalent to 50% of her then-current annual base salary); and

•effective as of the later of her change in control termination date or the effective date of the change in control, the vesting and exercisability of all outstanding unvested equity awards held by Mr. Moore shall be accelerated in full.
As a condition to receiving the foregoing severance benefits, Mr. Moore would have been required to sign and not revoke a general release contained in a separation agreement in the form presented by us, return all company property and confidential information in her possession, comply with his post-termination obligations, and resign from any positions held with us.
Under Mr. Moore’s employment agreement, if payments and benefits payable to Mr. Moore in connection with a change in control would have been subject to Section 4999 of the Code, then such payments and benefits would either be (i) reduced to an amount determined by us in good faith to be the maximum amount that could be provided to Mr. Moore so that the excise tax would not apply or (ii) provided in full, such that Mr. Moore would receive the greater economic benefit notwithstanding that some or all of the payment or benefit may be subject to excise tax.

DIRECTOR COMPENSATION
Non-Employee Director Compensation
The following table shows for the fiscal year ended December 31, 2022 certain information with respect to the compensation of our non-employee directors:

Name(1)	Fees Earned or Paid in Cash ($)(2)	Option Awards ($)(3)(4)	Total ($)
Gwendolyn Binder, Ph.D.	48,000	144,375	192,375
Neil Gibson, Ph.D.	72,500	144,375	216,875
George Matcham, Ph.D.	47,000	144,375	191,375
R. Kent McGaughy, Jr.	55,000	144,375	199,375
Jack Nielsen	47,500	144,375	191,875
______________________
(1)Bronson Crouch did not earn compensation during 2022 for his service on our Board. Mr. Crouch’s compensation is reflected in the Summary Compensation Table above.
(2)Includes amounts earned by Dr. Binder for service as chairperson, and Drs. Gibson and Matcham as members, of our Science and Technology Committee.
(3)The amounts reported do not reflect the amounts actually received by our non-employee directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee directors during the fiscal year ended December 31, 2022, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in note 9 “Stock-Based Compensation” to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.
(4)As of December 31, 2022, Gwendolyn Binder, Neil Gibson, George Matcham, R. Kent McGaughy, Jr. and Jack Nielsen held options to purchase the following number of shares of our common stock, respectively: 94,000; 82,000; 82,000; 82,000; and 82,000. None of our non-employee directors held any stock awards as of December 31, 2022.
Narrative to Director Compensation Table
Our Board adopted a non-employee director compensation policy that became effective in March 2021, which was most recently amended in November 2022. Pursuant to this compensation policy, each of our directors who is not an employee or consultant of our company is eligible to receive compensation for service on our Board and committees of our Board.

Each eligible director receives an annual cash retainer of $35,000 for serving on our Board, the independent chairperson of the Board receives an additional annual cash retainer of $30,000 for his or her service and the lead independent director of the Board receives an additional annual cash retainer of $20,000 for his or her service. The chairperson of the audit committee of our Board is entitled to an additional annual cash retainer of $20,000, the chairperson of the compensation committee of our Board is entitled to an additional annual cash retainer of $10,000, and the chairperson of the nominating and corporate governance committee of our Board is entitled to an additional annual cash retainer of $8,000. The members of the audit committee are entitled to an additional annual cash retainer of $7,500, the members of the compensation committee of our Board are entitled to an additional annual cash retainer of $5,000, and the members of the nominating and corporate governance committee of our Board are entitled to an additional annual cash retainer of $4,000; however, in each case such cash retainer is payable only to members who are not the chairperson of such committee. Prior to the dissolution of our Science & Technology Committee in April 2023, the chairperson of the committee was entitled to an additional annual cash retainer of $8,000, and the members of the committee were entitled to an additional annual cash retainer of $4,000.

In addition, each new eligible director who joins our Board thereafter will receive a non-statutory stock option to purchase 60,000 shares of our common stock under our 2021 Equity Incentive Plan, with the shares vesting in 36 substantially equal monthly installments, subject to continued service as a director through each vesting date.
On the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of our company following the meeting will be granted a non-statutory stock option to purchase 30,000 shares of our common stock under our 2021 Equity Incentive Plan, with the shares vesting in 12 substantially equal monthly installments, subject to continued service as a director through each vesting date.

Option awards granted under our non-employee director compensation policy will vest in full upon a “change in control,” as defined in our 2021 Equity Incentive Plan.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table provides certain information with respect to our equity incentive plans, which were our only equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	21,086,817(1)	$5.61	8,095,739(2)
Equity compensation plans not approved by security holders	—	—	—
Total	21,086,817	$5.61	8,095,739
______________________
(1)All such shares were granted under our 2018 Plan or 2021 Equity Incentive Plan.
(2)Includes our 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan. The number of shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan automatically increases on January 1 of each calendar year, starting on January 1, 2022, and continuing through January 1, 2031, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by our Board. The number of shares of our common stock reserved for issuance under our 2021 Employee Stock Purchase Plan automatically increases on January 1 of each calendar year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase; and (ii) shares; provided that before the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii). The Compensation Committee of the Board determined not to effect an increase to the shares available under the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan on January 1, 2023. No shares have been issued under the 2021 Employee Stock Purchase Plan.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related-Person Transactions Policy and Procedures

We have adopted a related person transactions policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000 or, at any time we are a “smaller reporting company” as defined by Item 10(f)(1) of Regulation S-K, the lesser of (a) $120,000 and (b) one percent of the average of our total assets at year-end for the last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to us;
•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.
Certain Related-Person Transactions
The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Other than described below, there have not been, nor are there currently any proposed, transactions or series of similar transactions to which we have been or will be a party other than compensation arrangements, which include equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”
Series C Convertible Preferred Stock Financing
In December 2020, we entered into a preferred stock purchase agreement with certain investors, including beneficial owners of greater than 5% of our capital stock, members of our Board and affiliates of members of our Board, pursuant to which we issued and sold to such investors an aggregate of 10,575,523 shares of our Series C convertible preferred stock at a purchase price of $12.58 per share for aggregate gross proceeds of $133.0 million. In January and February 2021, we issued and sold an additional 4,174,551 shares of Series C convertible preferred stock for aggregate gross proceeds of $52.5 million. The financing closed in December 2020, January 2021 and February 2021.
The table below sets forth the aggregate number of shares of Series C convertible preferred stock issued to our related parties in this financing:

Name	Series C Convertible Preferred Stock (#)	Aggregate Purchase Price ($)
Curative Ventures V LLC(1)	1,192,729	14,999,998
Entities affiliated with Venrock(2)	795,151	9,999,978
Ibisbill, LP(3)	795,152	9,999,991
Vivo Capital Fund IX, L.P.(4)	397,576	4,999,995
______________________

(1)	CV-Immetacyte Ultimate Manager LLC is the general partner of CV-Immetacyte Manager LP, the general partner of Curative Ventures V LLC. Bronson Crouch, our Chief Executive Officer and Chairman, is the manager of CV-Immetacyte Ultimate Manager LLC and has sole voting and investment power with respect to the shares held by Curative Ventures V LLC. Curative Ventures V LLC holds more than 5% of our capital stock.

(2)	Nimish Shah, a former member of our Board, is a partner at Venrock. Entities affiliated with Venrock collectively hold more than 5% of our capital stock.

(3)	R. Kent McGaughy, Jr., a member of our Board, is affiliated with Ibisbill, LP.

(4)	Jack Nielsen, a member of our Board, is affiliated with Vivo Capital Fund IX, L.P.
Promissory Note with Bronson Crouch
In November 2020, we entered into a limited recourse promissory note with Mr. Crouch, our Chief Executive Officer and Chairman, pursuant to which we loaned him the principal amount of $1,079,581 to early exercise stock options. The note accrued interest at 2.5% compounding annually and could be repaid at any time without penalty. Mr. Crouch repaid the principal amount and accrued interest under this promissory note in full in January 2021.
Investors’ Rights, Voting and Right of First Refusal Agreements
In connection with the sales of convertible preferred stock described above, we entered into an amended and restated investors’ rights agreement, an amended and restated voting agreement and an amended and restated right of first refusal and co-sale agreement containing registration rights, information rights, voting rights and rights of first refusal, among other things, with the holders of our convertible preferred stock. These agreements terminated upon the closing of our initial public offering, except for the registration rights granted under our amended and restated investors’ rights agreement.

Indemnification
We provide indemnification for our directors and executive officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under our Bylaws, we are required to indemnify our directors and executive officers to the extent not prohibited under Delaware law. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Instil Bio stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Instil Bio. Direct your written request to Instil Bio, Inc., Attention: Corporate Secretary, 3963 Maple Avenue, Suite 350, Dallas, Texas 75219. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the board of directors,
/s/ Bronson Crouch
Bronson Crouch

Chief Executive Officer and Chairman
Dated: April 24, 2023
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022, is available without charge upon written request to: Instil Bio, Inc., Attention: Corporate Secretary, Instil Bio, Inc., 3963 Maple Avenue, Suite 350, Dallas, Texas 75219.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
INSTIL BIO, INC.

Instil Bio, Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

First: That the name of this corporation is Instil Bio, Inc. The original Certificate of Incorporation of the Company was filed with the Delaware Secretary of State on August 31, 2018. An Amended and Restated Certificate of Incorporation was filed on March 4, 2019, a Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed on May 28, 2020, the Second Amended and Restated Certificate of Incorporation was filed on June 30, 2020, the Third Amended and Restated Certificate of Incorporation was filed on December 29, 2020, a Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation was filed on March 12, 2021, and an Amended and Restated Certificate of Incorporation was filed on March 23, 2021.

Second: The Board of Directors of the Company (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions amending its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) as follows:

Effective as of 5:00 p.m., Eastern Time, on [●]1 (the “Effective Time”), each [ten (11) / eleven (11) / twelve (12) / thirteen (13) / fourteen (14) / fifteen (15) / sixteen (16) / seventeen (17) / eighteen (18) / nineteen (19) / twenty (20) / twenty-one (21) / twenty-two (22) / twenty-three (23) / twenty-four (24) / twenty-five (25) / twenty-six (26) / twenty-seven (27) / twenty-eight (28) / twenty-nine (29) / thirty (30)]2 shares of the Company’s Common Stock, par value $0.000001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware, rounded to the nearest whole cent. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

Third: The foregoing amendment to the Certificate of Incorporation was duly approved by the Board and the stockholders of the Company in accordance with the provisions of Section 242 of the DGCL.

* * * *

In Witness Whereof, Instil Bio, Inc. has caused this Certificate of Amendment to be executed by its Chief Executive Officer as of [●].
By: ____________________________
Bronson Crouch
Chief Executive Officer

______________________
1 Insert the date of filing of the Certificate of Amendment.
2 These amendments approve the combination of any whole number of shares of the Company’s Common Stock between and including ten (10) and thirty (30) into one (1) share of the Company’s Common Stock. By approving these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

INSTIL BIO, INC.
3963 MAPLE AVENUE, SUITE 350
DALLAS, TX 75219

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/13/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

Nominees

	For	Withhold
1a. George Matcham	☐	☐
1b. Neil Gibson	☐	☐

NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends you vote FOR the following proposals:

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000613225_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

INSTIL BIO, INC.
Annual Meeting of Stockholders
June 14, 2023 12:00 PM Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Bronson Crouch and Sandeep Laumas as Proxy, with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of INSTIL BIO, INC., held of record by the undersigned on April 17, 2023, at the Annual Meeting of Stockholders to be held at 3963 Maple Avenue, Suite 350, Dallas, Texas 75219 on Wednesday, June 14, 2023, at 12:00 PM, Central Time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by INSTIL BIO, INC., is related to or conditioned on the approval of other matters.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors.

Continued and to be signed on reverse side

0000613225_2 R1.0.0.6